                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [ X ] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [  ] Confidential, For Use of the
[ X ]  Definitive Proxy Statement                 Commission Only (as Permitted
[   ]  Definitive Additional Materials            by Rule 14a-6 (e)(2))
[   ]  Soliciting Material Pursuant to
       Rule 14a-11(c) or Rule 14a-12


DOCUMENT SCIENCES CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, $.001 par value
(2)    Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)    Proposed maximum aggregate value of transaction:
(5)    Total fee paid: ________________________________________________________

[ ]    Fee paid previously with preliminary materials.

[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount Previously Paid:_________________________________________________
(2)    Form, Schedule or Registration Statement No.:___________________________
(3)    Filing Party:___________________________________________________________
(4)    Date Filed:_____________________________________________________________

LOGO

                                                                  March 25, 1997

Dear Stockholder:

     You are cordially invited to attend Document Sciences Corporation's 1997 Annual Meeting of Stockholders to be held on Friday, April 25, 1997 at 10:00 a.m., local time. The meeting will be held at The Embassy Suites, 4550 La Jolla Village Drive, San Diego, California 92122.

     At this year's meeting, the Company is proposing adoption of the 1997 Employee Stock Purchase Plan and approval of the reservation of 350,000 shares of Common Stock for issuance thereunder. Document Sciences Corporation has a longstanding policy of encouraging employee equity ownership. We believe that the adoption of the new 1997 Employee Stock Purchase Plan enhances the Company's ability to provide equity compensation to its employees and/or directors, will help contribute to high levels of performance by recipients of the equity and also provide an effective means of recognizing contributions to the Company's success. The adoption of the new Purchase Plan will help to align the interests of the Company's officers, directors and employees with the interests of its other stockholders since the Company's officers, directors and employees benefit from equity compensation programs only when the success of the Company's business benefits all stockholders.

     We hope you will be able to attend this year's Annual Meeting. We will report to the stockholders on fiscal year 1996, as well as our future strategies for products and markets. Whether or not you plan to attend the meeting, please sign and return the enclosed proxy card to ensure your representation at the meeting.

                                          Very truly yours,

                                          TONY N. DOMIT
                                          President and Chief Executive Officer

                         DOCUMENT SCIENCES CORPORATION

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 25, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Document Sciences Corporation, a Delaware corporation (the "Company"), will be held on April 25, 1997, at 10:00 a.m., local time, at The Embassy Suites, 4550 La Jolla Village Drive, San Diego, California 92122, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To approve the adoption of the Company's 1997 Employee Stock Purchase Plan and the reservation of 350,000 shares of the Company's Common Stock for issuance thereunder.

     3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1997.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 3, 1997 are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                          FOR THE BOARD OF DIRECTORS

                                          TONY N. DOMIT
                                          President and Chief Executive Officer
San Diego, California
March 25, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                         DOCUMENT SCIENCES CORPORATION

                               ------------------

                                PROXY STATEMENT
                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS
                               ------------------

     The enclosed Proxy is solicited on behalf of Document Sciences Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders to be held on Friday, April 25, 1997 at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

     The Annual Meeting will be held at The Embassy Suites, 4550 La Jolla Village Drive, San Diego, California 92122. The Company's principal executive offices are located at 6333 Greenwich Drive, Suite 100, San Diego, California 92122. The telephone number at that location is (619) 625-2000.

     These proxy solicitation materials were mailed on or about March 25, 1997, together with the Company's 1996 Annual Report to Stockholders, to all stockholders entitled to vote at the meeting.

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter, or facsimile.

RECORD DATE

     Only stockholders of record at the close of business on March 3, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 10,730,590 shares of the Company's common stock, $0.001 par value (the "Common Stock"), were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Beneficial Security Ownership of Management and Certain Beneficial Owners." The closing sales price of the Company's Common Stock on the Nasdaq National Market on the Record Date was
$4 7/8 per share.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, to include abstentions as shares entitled to vote and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 1998 Annual Meeting of Stockholders must be received by the Company no later than November 25, 1997 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

NOMINEES

     A board of six directors is to be elected at the Annual Meeting. Robert V. Adams, currently the Chairman of the Board of Directors of the Company, is not standing for reelection. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are presently directors of the Company, except for Charles P. Holt. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

     The name of and certain information regarding each nominee is set forth below. There are no family relationships among directors or executive officers of the Company.

                NAME                   AGE(1)                PRINCIPAL OCCUPATION
-------------------------------------  ------   -----------------------------------------------
Tony N. Domit........................     59    President, and Chief Executive Officer of the
                                                Company
Charles P. Holt......................     60    Corporate Vice President of the Joseph C.
                                                Wilson Center for Research & Technology for
                                                Xerox Corporation
Thomas L. Ringer.....................     65    Chairman of the Board of Directors of E*Capital
                                                Corporation and Wedbush Capital Corporation
Colin J. O'Brien.....................     58    Vice President of Xerox Corporation and Chief
                                                Executive Officer of Xerox New Enterprise Board
James J. Costello....................     51    Vice President and Chief Financial Officer of
                                                Xerox New Enterprise Companies
Barton L. Faber......................     49    Chairman of the Board of Directors of Metromail

---------------
(1) As of March 1, 1997.

     Tony N. Domit, a Company founder, has served as President and Chief Executive Officer since the Company's inception in October 1991. Previously, he was an Executive Consultant with Xerox Technology Ventures. From 1990 to 1991, Mr. Domit was President and CEO of Advanced Workstations Products, Inc., a wholly-owned Xerox subsidiary. Prior to AWPI, Mr. Domit was employed by Xerox Corporation for 22 years in a variety of Vice Presidential and managerial positions primarily in the areas of product development and marketing. His Xerox-related experiences were in that company's electronic printing, publishing, workstation and networking businesses. Prior to Xerox, Mr. Domit was an engineer with Scientific Data Systems, Ampex Computer Products, and Litton Industries. Mr. Domit is a director of DataWorks Corporation.

     Charles P. Holt is Corporate Vice President of the Joseph C. Wilson Center for Research & Technology for Xerox Corporation. Mr. Holt joined Xerox Corporation in 1970 as a computer development project engineer and since that time has held a number of management positions, including Vice President and Chief Engineer of future product programs.

     Thomas L. Ringer has been a director of the Company since 1991. Mr. Ringer is currently Chairman of the Boards of Directors of E*Capital Corporation, Wedbush Capital Corporation, M.S. Aerospace, Inc., Enterprise Solutions Limited and the Center for Innovation and Entrepreneurship. In addition, he serves on the Boards of Directors of Wedbush Morgan Securities, Inc., California Amplifier Inc. and Public Safety Equipment Inc.

     Colin J. O'Brien has served as a director of the Company since December 1995. Since February 1992, Mr. O'Brien has been employed in various positions at Xerox and currently serves as a Vice President and Chief Executive Officer of the New Enterprise Board within Xerox. Prior to February 1992, Mr. O'Brien was the founder and Chief Executive Officer of Triax Corporation, an investment company specializing in defense electronics companies. Prior to joining Triax Corporation, he was the Chief Executive Officer of Times Fiber Communications Inc., a manufacturer of fiber optic and coaxial telecommunications systems. Mr. O'Brien is also a director of Documentum, Inc.

     James J. Costello has served as a director of the Company since May 1996. Since 1975, Mr. Costello has been employed in various positions at Xerox and currently serves as Chief Financial Officer and Vice President of Xerox New Enterprise Companies.

     Barton L. Faber has served as a director of the Company since July 1996. From April 1985 to June 1996, Mr. Faber held various positions with R.R. Donnelley and currently serves as a member of the board of directors of Dataware Technologies, Inc., GeoSystems Global Corporation and Xeikon N.V. He is also chairman of the board of directors and a director of Metromail. Prior to joining R.R. Donnelley, Mr. Faber held various positions with Mobil Oil Corporation and Ramada Europe.

REQUIRED VOTE

     The six nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of 7 meetings during the fiscal year ended December 31, 1996. No director, during the time he or she was a member of the Board of Directors, attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he or she served, which occurred during fiscal 1996. The Board has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

     The Audit Committee, which currently consists of Mr. Faber, Mr. Ringer and Mr. Costello, is responsible for (i) recommending engagement of the Company's independent auditors, (ii) approving the services performed by such auditors,
(iii) consulting with such auditors and reviewing with them the results of their examination, (iv) reviewing and approving any material accounting policy changes affecting the Company's operating results, (v) reviewing the Company's control procedures and personnel, and (vi) reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held one meeting during fiscal 1996.

     The Compensation Committee, which currently consists of Mr. Ringer and Mr. O'Brien, is responsible for (i) reviewing and approving the compensation and benefits for the Company's officers and other employees, (ii) administering the Company's stock purchase and stock option plans, and (iii) determining which eligible individuals (excluding nonemployee directors) receive grants thereunder and the size of such grants. The Compensation Committee held one meeting during fiscal 1996.

COMPENSATION OF DIRECTORS

     In July 1996, the Company approved a non-employee director compensation arrangement pursuant to which the nonemployee directors are compensated as follows: (i) $4,000 annual retainer; (ii) $1,200 for each meeting of the Board attended; and (iii) reimbursement for certain expenses in connection with attendance at Board and committee meetings. In addition, in February 1995, Thomas L. Ringer was granted an option to purchase 15,750 shares of Common Stock at an exercise price of $0.17 per share and in July 1996, Mr. Faber was granted an option to purchase 10,000 shares of the Company's Common Stock at an exercise price of $10.00 per share.

                  BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Common Stock of the Company as of March 3, 1997 for the following: (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock ("Principal Stockholders"); (ii) each of the Company's directors and nominees; (iii) each of the officers named in the Summary Compensation Table ("Named Officers"); and (iv) all directors and executive officers of the Company as a group.

                                                                       SHARES         PERCENTAGE
                                                                    BENEFICIALLY     BENEFICIALLY
                               NAME                                   OWNED(1)          OWNED
------------------------------------------------------------------  ------------     ------------
PRINCIPAL STOCKHOLDERS(2)
  Xerox Corporation(3)............................................    6,754,500          63.0%
     800 Long Ridge Road
     Stamford, CT 06904
  Tony N. Domit(4)................................................      539,130           5.0%
     c/o Document Sciences Corporation
     633 Greenwich Drive, Suite 100
     San Diego, CA 92122
DIRECTORS AND NOMINEES
  Charles P. Holt(5)..............................................           --              *
  Robert V. Adams.................................................           --              *
  Thomas L. Ringer(6).............................................       25,601              *
  Colin J. O'Brien(7).............................................    6,754,500          63.0%
  James J. Costello(7)............................................    6,754,500          63.0%
  Barton L. Faber.................................................           --              *
NAMED OFFICERS
  Alfred G. Altomare(8)...........................................        7,500              *
  Thomas J. Anthony(9)............................................       44,688              *
  Peter L. Bradshaw(10)...........................................       50,863              *
  Daniel J. Fregeau(11)...........................................       92,500              *
All directors and executive officers as a group (11
  persons)(12)....................................................    7,615,452          71.0%
                                                                      =========

---------------
  *  Less than 1%.

 (1) The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of March 3, 1997 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

 (2) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

 (3) Mr. O'Brien is a director of the Company, a corporate Vice President of Xerox Corporation and Chief Executive Officer of Xerox New Enterprise Companies, a unit of Xerox Corporation. Mr. Costello is a director of the Company and Chief Financial Officer of Xerox New Enterprise Companies, a unit of Xerox Corporation. Messrs. O'Brien and Costello disclaim beneficial ownership of the shares held by Xerox Corporation.

 (4) Pursuant to a trust, Mr. Domit and his spouse share voting and dispositive powers as co-trustees with respect to 539,130 shares of Common Stock. Mr. Domit is also a director, and President and Chief Executive Officer, of the Company.

 (5) Mr. Holt is a nominee for director.

 (6) Includes 3,611 shares of Common Stock subject to options exercisable within sixty days of March 3, 1997. Pursuant to a trust, Mr. Ringer and his spouse share voting and investment powers as co-trustees with respect to 25,273 shares of Common Stock.

 (7) Represents shares held by Xerox Corporation. See footnote 3 above.

 (8) Mr. Altomare resigned from his position of Vice President of Consulting of the Company effective January 27, 1997.

 (9) Includes 14,688 shares of Common Stock subject to options exercisable within sixty days of March 3, 1997.

(10) Includes 25,033 shares of Common Stock subject to options exercisable within sixty days of March 3, 1997.

(11) Includes 36,250 shares of Common Stock subject to options exercisable within sixty days of March 3, 1997.

(12) Includes 79,582 shares of Common Stock subject to options exercisable within sixty days of March 3, 1997 held by executive officers and directors of the Company.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act of 1934 ("Section 16(a)") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with Securities and Exchange Commission (the "SEC") and The Nasdaq National Market reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by the SEC to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1996 fiscal year, all filing requirements applicable to its officers, directors and greater than ten-percent stockholders were complied with except that eleven reports covering an aggregate of eleven transactions were filed late by six persons.

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH XEROX

     Transfer and License Agreement

     In connection with the transfer of the Company's technology from Xerox, the Company entered into a Transfer and License Agreement with Xerox in July 1992, to expire upon the expiration of all of the rights in the items covered thereby. This Agreement was subsequently amended in September 1994. Pursuant to the terms of the Agreement, as amended: (i) Xerox transferred all worldwide copyrights in and to the predecessor product of CompuSet (the "Transferred Software") and granted the Company a non-exclusive license to use the Xerox trade secrets in existence as of July 1992 pertaining to the Transferred Software; (ii) the Company granted Xerox a non-exclusive royalty-free license to use and copy the Transferred Software for internal purposes only, and to use portions of the code of the Transferred Software in products of Xerox; (iii) Xerox granted the Company a non-exclusive, royalty-free license to use, modify and reproduce the source code of XPS and EVMS, two software products comprising a small portion of the Company's current CompuSet products, and to distribute derivatives of XPS and EVMS in object code format; (iv) the Company granted to Xerox ownership of all technical information not primarily related to computer software that is generated by the Company while Xerox continues to own a majority of the outstanding capital stock of the Company, the Company retaining a non-exclusive license to use such technical information outside of certain eastern Asian and Pacific Rim countries; (v) the Company granted "most favored nation" status with respect to the purchase price of software products sold by the Company to Xerox, Rank Xerox Ltd., Fuji Xerox Co. Ltd., companies jointly owned by Xerox and the Rank Organization Ltd. and 40% affiliates of the foregoing; and (vi) the Company granted Fuji Xerox Co., Ltd. a right of first negotiation with respect to exclusive distribution of the Company's products in certain eastern Asian and Pacific Rim countries.

     Strategic Marketing Alliance Agreement

     In September 1993, the Company and Xerox entered into a Strategic Marketing Alliance Agreement, pursuant to which the Company and Xerox agreed to pay each other commissions on certain sales of products resulting from successful referrals from each other. The Agreement may be terminated by either Xerox or the Company upon thirty days' written notice in certain circumstances, or upon ninety days' written notice at any time. The Company's revenues from the strategic marketing alliance, principally commissions from sales of Xerox printers, were $752,000 and $1.4 million in 1995 and 1996, respectively, and payments to Xerox under the Agreement were $167,200 and $180,600 in 1995 and 1996, respectively.

     Relationship with Fuji Xerox Australia

     The Company has an arrangement with Fuji Xerox Co., Ltd ("Fuji Xerox") pursuant to which Fuji Xerox distributes the Company's products in Australia and New Zealand. For each copy of the Company's products sublicensed by Fuji Xerox, Fuji Xerox pays the Company initial and annual fees equal to the Company's list price minus a percentage discount based on annual volume of sublicenses of the Company's products. Fuji Xerox provides technical support to its end users, with periodic software upgrades provided to Fuji Xerox by the Company. The arrangement with Fuji Xerox is terminable at will by either party.

     Xerox Canada Agreement

     The Company's Value Added Remarketer Agreement with Xerox Canada Limited ("Canada VAR") appoints Xerox Canada as a non-exclusive VAR in Canada for the Company's products. Under the agreement, Xerox Canada will add value to the products by giving technical support, assisting end users with application development, and providing first level hot-line support. For each copy of the Company's products sublicensed by Xerox Canada, Xerox Canada pays the Company initial and annual fees equal to the Company's suggested retail initial and annual license fees (net of the customer training uplift built into the price), minus a percentage discount. The Canada VAR is due to expire in January 1997; however, it is subject to automatic renewal for successive one-year terms unless either party gives notice at least 90 days prior to the expiration of the then current term that it will not renew the agreement.

EUROPEAN/SUB-SAHARAN AFRICA VAR AGREEMENTS

     The Company has numerous Value Added Reseller and Value Added Remarketer agreements in Europe and South Africa, Namibia and Swaziland, many of which are with Rank Xerox, Ltd. and other Xerox affiliates. The rights granted to the Company's resellers under these agreements are typically non-exclusive, although the agreements covering the territories of England, Scotland, Northern Ireland and Wales and South Africa, Namibia and Swaziland grant the reseller exclusive rights in its territory. In the usual circumstance, the reseller purchases the Company's products pursuant to purchase orders and redistributes the products in its territory, with the reseller having no right to copy the Company's products. The reseller performs front-line technical support for its end users, and software upgrades are periodically provided to the reseller by the Company. Each reseller agreement runs for either a two- or three-year term, with automatic one-year renewals unless either party gives notice of non-renewal within a specified period prior to renewal.

TAX SHARING AGREEMENT

     Xerox and the Company have entered into a Tax Sharing Agreement (the "Tax Sharing Agreement") that provides for the allocation between Xerox and the Company of all responsibilities, liabilities and benefits relating to taxes paid or payable by either Xerox or the Company for all taxable periods, whether beginning before, on, or after this offering. Prior to the consummation of this offering, the Company has been included in the consolidated tax returns of Xerox. The Company's share of Xerox's consolidated income tax liability for the pre-offering period has been determined on a separate company basis computed under Internal Revenue Code and applicable state guidelines and was $136,000, $653,700 and $591,400 for the years ended December 31, 1993, 1994 and 1995, respectively. The Company has paid such liability from the proceeds of its initial public offering. For the period from January 1, 1996 through the consummation of such offering, the Company's separate tax liability was also settled with Xerox. For the post-offering period, the Company will file combined state income tax returns as required by law in certain states and will file separate state tax returns in the remaining states. Pursuant to the Tax Sharing Agreement, adjustments (for example, pursuant to an Internal Revenue Service audit) made during the post-offering period, but relating to the pre-offering period, will be settled between the Company and Xerox.

     The Company has entered into employment agreements with certain of its executive officers and has entered into indemnification agreements with each of its officers and directors.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed in June 1996 and is currently composed of Mr. Ringer and Mr. O'Brien. No interlocking relationship exists between any member of the Company's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of the Company or its subsidiaries.

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table shows, as to the Chief Executive Officer and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 during the last fiscal year, information concerning compensation paid for services to the Company in all capacities during the last two fiscal years.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                   ANNUAL COMPENSATION      AWARDS
                                                   -------------------    SECURITIES
                                                                BONUS     UNDERLYING       ALL OTHER
       NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   ($)(1)     OPTIONS(#)    COMPENSATION(2)
------------------------------------------  ----   ---------   -------   ------------   ---------------
Tony N. Domit.............................  1996   $ 192,000   $    --      17,448          $ 4,800
  President and Chief Executive Officer     1995   $ 150,000   $    --          --          $ 6,348
Alfred G. Altomare, Jr.(3)................  1996   $  79,889   $60,608      27,865          $ 3,691
  Vice President of Consulting              1995   $      --   $    --          --          $    --
Thomas J. Anthony.........................  1996   $  90,000   $72,366      11,590          $ 6,690
  Vice President Sales                      1995   $  90,000   $46,626          --          $ 6,780
Peter L. Bradshaw.........................  1996   $ 100,000   $    --      12,045          $ 3,306
  Vice President Development                1995   $  96,667   $ 5,000          --          $ 3,487
Daniel J. Fregeau.........................  1996   $  90,000   $74,568       4,090          $ 4,467
  Vice President Marketing                  1995   $  90,000   $60,558      30,000          $ 3,436

---------------
(1) Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.

(2) For fiscal 1996, includes $3,000 of Company contributions under its 401(k) Plan and the balance represents life insurance premiums paid by the Company. For fiscal 1995, includes $3,000 of Company contributions under its 401(k) Plan and the balance represents life insurance premiums paid by the Company.

(3) Mr. Altomare resigned from his position of Vice President of Consulting of the Company effective January 27, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows, as to each of the officers named in the Summary Compensation Table, information concerning stock options granted during the fiscal year ended December 31, 1996.

                          OPTION GRANTS IN FISCAL 1996

                                                INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                             --------------------------------------------------------      VALUE AT ASSUMED
                              NUMBER OF                                                  ANNUAL RATES OF STOCK
                             SECURITIES     PERCENT OF TOTAL                            PRICE APPRECIATION FOR
                             UNDERLYING    OPTIONS GRANTED TO                               OPTION TERM(4)
                               OPTIONS         EMPLOYEES        EXERCISE   EXPIRATION   -----------------------
           NAME              GRANTED(1)    IN FISCAL YEAR(2)     PRICE      DATE(3)         5%          10%
---------------------------  -----------   ------------------   --------   ----------   ----------   ----------
Tony N. Domit..............     17,448            13.12%         $10.00      7/12/06    109,729.53   278,076.18
Alfred G. Altomare(5)......     24,000            18.04%         $ 0.17      2/15/06      2,565.89     6,502.47
                                 3,865             2.91%         $10.00      7/12/06     24,306.78    61,598.15
Thomas J. Anthony..........      7,500             5.64%         $ 0.67       3/1/96      3,160.20     8,008.56
                                 4,090             3.07%         $10.00      7/12/96     25,715.50    65,168.13
Peter L. Bradshaw..........      7,500             5.64%         $ 0.67      2/15/06      3,160.20     8,008.56
                                 4,545             3.42%         $10.00      7/12/06     28,583.26    72,435.59
Daniel Fregeau.............      4,090             3.07%         $10.00      7/12/06     25,721.79    65,184.07

---------------
(1) Options in this table are nonstatutory stock options and were granted under the 1995 Stock Incentive Plan or a written compensatory arrangement and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms, and vest over no more than four years.

(2) The Company granted options to purchase 223,538 shares of Common Stock to employees in fiscal 1996.

(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of the Company.

(4) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of the Company's Common Stock were to increase at such rates from the price at 1996 fiscal year end ($9.875 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $16.09 and $25.61, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent the Company's estimate or projection of future stock price growth. The Company does not necessarily agree that this method can properly determine the value of an option.

(5) Mr. Altomare resigned from his position of Vice President of Consulting of the Company effective January 27, 1997.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, for each of the officers named in the Summary Compensation Table, certain information concerning stock options exercised during fiscal 1996, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1996. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's Common Stock as of December 31, 1996.

   AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND FISCAL 1996 YEAR-END OPTION
                                     VALUES

                                                                  NUMBER OF
                                                            SECURITIES UNDERLYING          VALUE OF EXERCISED
                                                             UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                  SHARES       VALUE         AT FISCAL YEAR END         AT FISCAL YEAR END($)(1)
                                ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
             NAME               EXERCISE(#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  -----------   --------   -----------   -------------   -----------   -------------
Tony N. Domit.................        --           --           --         17,448              --             --
Alfred G. Altomare(2).........        --           --           --         27,864              --      $ 233,000
Thomas J. Anthony.............     8,751       $1,459        7,500         34,089       $  72,812      $ 287,500
Peter L. Bradshaw.............        --           --       17,470         33,545       $ 169,605      $ 267,042
Daniel Fregeau................        --           --       33,750         15,339       $ 329,656      $ 109,219

---------------

(1) Market value of underlying securities based on the closing price of Company's Common Stock on December 31, 1996 (the last trading day of fiscal
    1996) on the Nasdaq National Market of $9.875 minus the exercise price.

(2) Mr. Altomare resigned from his position of Vice President of Consulting of the Company effective January 27, 1997.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

     The Compensation Committee of the Board of Directors (the "Committee") generally determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance. The Company's executive pay programs are designed to provide a strong and direct link between Company performance and executive pay. The Committee's executive compensation policies are designed to provide competitive levels of compensation and assist the Company in attracting and retaining the most qualified executives in the industry. Target levels of the executive officers' overall compensation are intended to be consistent with compensation of other executives in the Company's industry.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance against those objectives. In order to achieve these goals, the Company has historically positioned its executive base salary levels at approximately the 50th percentile of survey data, which includes both the Company's direct competitors and the companies with whom the Company competes for executive talent. Pay is sufficiently variable that above-average performance for the Company or the individual results in above-average total compensation for the Company's executive officers, and below-average performance results in below-average total compensation. The focus is on corporate performance and individual contributions toward that performance.

COMPENSATION PROGRAM

     The Company uses a total compensation program, which consists of both cash and equity based compensation, and has three components. The three components combined are intended to attract, retain, motivate and reward executives who contribute to the long-term success of the Company. The three components are:

     1. Base Salary: Base salary is primarily used as an attraction and retention device. Base salary increases are made based on long-term contributions to the Company, as determined by the Committee, with the input of senior management at the end of each year. Salary surveys of leading national compensation consultants are analyzed and individual salaries are set based on the experience and contribution levels of the individuals. In general, base salary increases are made based on median increases in the software industry for same-sized companies with similar performance profiles.

     2. Variable Compensation. Variable compensation is intended to reward individual executives for annual performance against total Company revenue and operating profit objectives by supplementing the base salary plan. Each executive's annual incentive is a percentage of base salary modified by plan achievement. Payout begins at 80% and ranges up to 150% of planned revenues and profits and averages approximately 25% of annual salary at 100% plan achievement.

     3. Long-Term Incentives: Long-term incentives are provided through grants of stock options. The Committee is responsible for determining, subject to the terms of the 1995 Stock Incentive Plan, the individuals to whom grants should be made, the timing of grants, the exercise or purchase price per share and the number of shares subject to each option. Stock options are granted under the 1995 Stock Incentive Plan and are primarily used to motivate executives to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company.

     An additional important purpose of the stock option awards is to motivate executives to make the types of long-term changes in the financial performance of the business and will maximize long-term total return to stockholders.

OTHER

     In addition to the compensation paid to executive officers as described above, executive officers, like other employees, receive benefits under the Company's health care and life insurance programs.

PERFORMANCE MEASUREMENTS AND INDUSTRY COMPARISONS

     The Company believes that the key to its executive compensation program is setting aggressive business goals, integrating the executive compensation program with annual and strategic planning measurement processes, and establishing an industry comparison to test Company results against industry performance levels.

COMPANY PERFORMANCE AND CEO COMPARISON

     As indicated above, the Company's executive compensation program is based upon business performance. Specifically, the Chairman and Chief Executive Officer's target base pay level has been set at approximately the 80th percentile for software companies, using data specifically for software companies of similar size.

                                          COMPENSATION COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Thomas L. Ringer
                                          Colin J. O'Brien

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph and table compare the cumulative total stockholder return on the Company's Common Stock from September 20, 1996, the date of the initial public offering of the Common Stock, through December 31, 1996 with the Nasdaq Stock Market Index (US) and the Nasdaq Computer & Data Processing Services Stock Index, using data supplied by the Nasdaq Stock Market. The graph and table assume an investment of $100 in the Common Stock and each index on September 20, 1996 and the reinvestment of all dividends.


                                Indexed Returns                 Indexed Returns
                                  20Sept96                           Dec96
Document Sciences Corporation        100                               82.29
NASDAQ Stock Market                  100                              105.55
NASDAQ Computer & Data
  Processing Services Stocks         100                              102.91


                                  PROPOSAL TWO

                 ADOPTION OF 1997 EMPLOYEE STOCK PURCHASE PLAN

     The 1997 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in March 1997. A total of 350,000 shares of Common Stock are reserved for issuance under the Purchase Plan.

     The stockholders are requested to approve the adoption of the Purchase Plan and the reservation for issuance of 350,000 shares thereunder. The Company believes that the Purchase Plan is a key component of its strategy to attract and retain skilled employees and quality management. The Board of Directors believes it is in the Company's best interests to adopt the Purchase Plan so that the Company may continue to attract and retain the services of key employees by providing eligible employees the opportunity to purchase the Company's Common Stock through payroll deductions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ADOPTION OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN.

VOTE REQUIRED

     The affirmative vote of a majority of the shares represented, in person or by Proxy, and voting at the Annual Meeting and constituting at least a majority of the required quorum will be required to adopt the 1997 Employee Stock Purchase Plan.

SUMMARY OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

     A description of the principal features of the Purchase Plan, as amended, is set forth below:

          Purpose. The purposes of the Purchase Plan are to attract and retain the best available personnel for the Company and promote employee ownership of the Company's Common Stock.

          Administration of the Purchase Plan. The Purchase Plan may be administered by the Company's Board of Directors or a committee of the Board. The interpretation and construction of any provision of the Purchase Plan by the Board or its committee shall be final and binding. Members of the Board receive no additional compensation for their services in connection with the administration of the Purchase Plan.

          Eligibility. Employees are eligible to participate in the Purchase Plan if they are customarily employed by the Company for more than five months per calendar year and at least 20 hours per week. The Purchase Plan permits eligible employees to purchase the Company's Common Stock through voluntary payroll deductions (which, subject to stockholder approval of this Proposal Two, may not exceed ten percent (10%) of an employee's compensation or as otherwise restricted by the Code), at a price not less than eighty-five (85%) of the lower of the fair market value of the Common Stock at the beginning of the offering period or at the end of each six-month period.

          Participation. Eligible employees may become participants in the Purchase Plan by filing completed enrollment agreements authorizing payroll deductions. Options to purchase the Company's Common Stock through voluntary payroll deductions (subject to the limitations described above) shall be granted to Plan participants on the first day of each offering period and shall be exercised automatically unless such participants withdraw from the Purchase Plan. The Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of such participant's option.

          Amendment and Termination of the Purchase Plan. The Board may amend or terminate the Purchase Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or with Section 423 of the Code or any other successor or applicable law or regulation, the Company must obtain stockholder approval of any purchase Plan amendment in such a manner and to such a degree as is required by the applicable law, rule or regulation. In any event, the Purchase Plan will terminate in March 2007.

TAX INFORMATION

     The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and
Section 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, and (b) an amount equal to fifteen (15%) of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

     The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

                                 PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP ("Ernst & Young"), independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1997. Ernst & Young has audited the Company's financial statements since December 31, 1992. A representative of Ernst & Young is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the stockholders do not approve the selection of Ernst & Young, the appointment of the independent auditors will be reconsidered by the Board of Directors.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

     It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                          THE BOARD OF DIRECTORS

San Diego, California
March 25, 1997

                                   APPENDIX A



                          DOCUMENT SCIENCES CORPORATION

                        1997 EMPLOYEE STOCK PURCHASE PLAN


         The following constitute the provisions of the 1997 Employee Stock Purchase Plan of Document Sciences Corporation.

         1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.       Definitions.

                  (a) "Board" shall mean the Board of Directors of the company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the common stock of the Company.

                  (d) "Company" shall mean Document Sciences Corporation, a Delaware corporation, and any Designated Subsidiary of the Company.

                  (e) "Compensation" shall mean all base straight time gross earnings and sales commissions, overtime pay and cash bonuses.

                  (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                  (g) "Employee" shall mean any Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

                  (h) "Enrollment Date" shall mean the first day of each Offering Period.

                  (i) "Exercise Date" shall mean the last day of each Offering Period.

                  (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

                           (1) If the Common Stock is listed on any established
stock exchange or a national market system, including without limitation The Nasdaq National Market or the Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                           (2) If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                           (3) In the absence of an established market for the
Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.


                  (k) "Offering Period" shall mean a period of approximately six
(6) months, commencing on an Enrollment Date and terminating on an Exercise Date. The first Offering Period shall commence on the first Trading Day following June 1, 1997 and shall terminate on the last Trading Day of the sixth month following the commencement of the Offering Period. Thereafter, Offering Periods shall commence on the first Trading Day following termination of the prior Offering Period and shall terminate on the last Trading Day of the sixth month following commencement of such Offering Period.

                  (l) "Parent" shall mean any corporation, domestic or foreign, in an unbroken chain of corporations ending with the Company if each corporation in the chain (other than the Company) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                  (m) "Plan" shall mean this 1997 Employee Stock Purchase Plan.

                  (n) "Purchase Price" shall mean an amount equal to not less than 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower. If the Enrollment Date shall fall on a Saturday, Sunday, or other legal holiday, the Fair Market Value shall be determined as of the trading day immediately preceding the Enrollment Date.

                  (o) "Reserves" shall mean the number of Treasury Shares covered by each option under the Plan which have not yet been exercised and the number of Treasury Shares which have been authorized for issuance under the Plan but not yet placed under option.

                  (p) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

                  (q) "Trading Day" shall mean a day on which national stock exchanges and The Nasdaq Stock Market are open for trading.

                  (r) "Treasury Shares" shall mean shares of Common Stock that have been previously issued to stockholders and reacquired by the Company.

         3.       Eligibility.

                  (a) Any Employee (as defined in Section 2(g)), who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

                  (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i)to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the
Code) would own capital stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent, Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and any Parent or its subsidiaries will not accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code.

         4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods. The first Offering Period shall commence on the first Trading Day following June 1, 1997 and shall terminate on the last Trading Day of the sixth month following the commencement of the Offering Period. Thereafter, Offering Periods shall commence on the first Trading Day following Exercise Date of the prior Offering Period and shall terminate on the last Trading Day of the sixth month following commencement of such Offering Period. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

         5.       Participation.

                  (a) An eligible Employee may become a participant in the Plan by completing a enrollment agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's Human Resources office not later than one day prior to the applicable Enrollment Date.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

         6.       Payroll Deductions.

                  (a) At the time a participant files his or her enrollment agreement, he or she shall elect to have payroll deductions made on each pay day during an Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period.

                  (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, but may not otherwise increase or decrease the rate of his or her payroll deductions during the Offering Period. A participant's enrollment agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

                  (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's enrollment agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in
Section 10 hereof.

                  (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

         7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price. During a six month Offering Period no Employee shall be permitted to purchase, more than 2,000 shares (or such lesser number determined by the Administrator); provided, however, that such limit shall be adjusted proportionately in the event of an Offering Period longer than six months. All such purchases shall also be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

         8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be carried over in the participant's account into the next Offering Period. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the shares shall be credited to an account in the participant's name with a brokerage firm selected by the Plan Committee to hold the shares in it's street name.

         10.      Withdrawal; Termination of Employment.

                  (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time up to two weeks prior to any Exercise Date by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account will be paid to such participant promptly after receipt of notice of withdrawal, such participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new enrollment agreement.

                  (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof) for any reason, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant's option will be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

                  (c) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

         11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

         12.      Stock.

                  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be three hundred fifty thousand (350,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. Shares issuable under the Plan shall be Treasury Shares. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.


                  (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

         13.      Administration.

                  (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

                  (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

         14.      Designation of Beneficiary.

                  (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

                  (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof. Shares of Common Stock acquired through exercise of options granted pursuant to this Plan may not be sold or otherwise transferred until at least twelve months after the Exercise Date. The Company shall have the right to place a legend on all stock certificates delivered pursuant to this Plan setting forth the restriction on transferability of such shares.

         16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         18. Adjustments Upon Changes in Capitalization; Dissolution; Liquidation; Merger or Asset Sale.

                  (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                  (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

                  (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in
Section 10 hereof.

         19.      Amendment or Termination.

                  (a) The Board of Directors of the Company may at any time and for any reason amend or terminate the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

                  (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods (provided no Offering Period may be more than seven months), limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

         20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

         21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

                                    EXHIBIT A



                          DOCUMENT SCIENCES CORPORATION

                        1997 EMPLOYEE STOCK PURCHASE PLAN

                              ENROLLMENT AGREEMENT


_____ Original Application                          Enrollment Date: __________
_____ Change in Payroll Deduction Rate
_____ Change of Beneficiary(ies)

1.       _____________________________________ hereby elects to participate in the Document Sciences Corporation 1997 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company' s Common Stock in accordance with this Enrollment Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Gross Compensation (not to exceed 10%) beginning on the first payday after the Grant Date and on each payday thereafter until the Exercise Date, as determined by the Board, in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Company's Common Stock at the applicable Purchase Price determined in accordance with the Section 9.3 of the Employee Stock Purchase Plan. I understand that, prior to the Exercise Date, I shall be permitted only once to (a) withdraw accumulated payroll deductions, (b) discontinue payroll deductions, or (c) decrease, but not increase, the percentage of Gross Compensation withheld. I further understand that I may withdraw all but not less than all the payroll deductions credited to my account and not yet used to exercise my option under the Plan at any time up to two weeks prior to the Exercise Date by giving written notice to the Company.

4. I have received a copy of the complete "Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Enrollment Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse Only):

6. I understand that I may not sell or otherwise transfer shares of Common Stock purchased pursuant to this Plan until at least twelve months after the Exercise Date and that the Company shall have the right to place a legend on all stock certificates representing Option Shares setting forth the restriction on transferability of such shares.

7. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of
         (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Enrollment Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:


         NAME: (Please print)
                              -------------------------------------------------
                                  (First)   (Middle)   (Last)



         Relationship
                              -------------------------------------------------

                              -------------------------------------------------
                               (Address)

         NAME: (Please print)
                              -------------------------------------------------
                                            (First)   (Middle)   (Last)



         Relationship
                              -------------------------------------------------

                              -------------------------------------------------
                                    (Address)


         Employee's Social
         Security Number:
                              -------------------------------------------------

         Employee's Address:
                              -------------------------------------------------

                              -------------------------------------------------

                              -------------------------------------------------

I UNDERSTAND THAT THIS ENROLLMENT AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.



                                     Dated:
                                             ----------------------------------
                                             Signature of Employee


                                             ----------------------------------
                                             Spouse's Signature
                                             (If beneficiary other than spouse)

                         DOCUMENT SCIENCES CORPORATION

                 PROXY FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of DOCUMENT SCIENCES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 25, 1997, and hereby appoints Tony N. Domit and Barbara E. Amantea, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of DOCUMENT SCIENCES CORPORATION to be held on Friday, April 25, 1997, at 10:00 a.m., local time, at The Embassy Suites, 4550 La Jolla Village Drive, San Diego, California 92122 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth below.

    A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall represent and act, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

1. ELECTION OF DIRECTORS:

    [ ] FOR                   [ ] WITHHELD

  NOMINEES: Tony N. Domit, Charles P. Holt, Thomas Ringer, Colin J. O'Brien,
   James J. Costello, Barton L. Faber

--------------------------------------------------------------------------------
                     For all nominees except as noted above

2. Proposal to approve the adoption of the company's employee qualified stock purchase plan and the reservation of 350,000 shares of the company's common stock thereunder:

    [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the company for fiscal 1997:

    [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

                   (continued, and to be signed, on other side)

                          (continued from other side)

    In their discretion, the proxies are authorized to vote upon such other matter or matters which may property come before the meeting or any adjournment or adjournments thereof.

    THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION TO THE EMPLOYEE QUALIFIED STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE STOCKHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

                                            [ ] MARK HERE FOR ADDRESS CHANGE
                                            AND NOTE BELOW

                                            Dated:                        , 1997

                                              ----------------------------------

                                            ------------------------------------
                                                         SIGNATURE

                                            ------------------------------------
                                                 SIGNATURE IF HELD JOINTLY